Exhibit 10.21

THIS WARRANT INSTRUMENT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO SUBSCRIBE FOR SHARES

Company:	Iterum Therapeutics Public Limited Company (registered in Ireland under company number 563531)

Number of Shares:	(a) 156,250 (the “Initial Shares”), plus (ii) Additional Shares that Holder is entitled to purchase pursuant to Section 1.8.

Class of Share	Series B-2 Preferred Shares of nominal value US$0.001

Warrant Price:	$1.20 per share (as adjusted in accordance with the terms of this warrant)

Issue Date:	April 27, 2018

Expiration Date:	April 27, 2028 See also Section 5.1(b).

Credit Facility:	This Warrant to Subscribe for Shares (as the same may from time to time be amended, modified, supplemented or restated, the “Warrant”) is issued in connection with that certain Loan and Security Agreement of even date herewith among Silicon Valley Bank (“SVB”), Iterum Therapeutics International Limited, Iterum Therapeutics US Holding Limited, and Iterum Therapeutics US Limited (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, SILICON VALLEY BANK (“SVB” and, together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to subscribe for the number of fully paid and non-assessable (which term, when used herein, means that no further sums are required to be paid in connection with such Shares by the holder(s) thereof) shares (the “Shares”) of the above-stated Class of Shares (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. The Company has, by resolution of its board of directors, agreed to execute this Warrant Instrument and issue Warrants to subscribe for the Shares on the terms set out in this Instrument and the relevant registered holder(s) of shares and/or investors in the Company have irrevocably waived any and all pre-emption rights conferred on them (whether under Regulation 8.3 of the constitution of the Company (the “Constitution”), the Shareholders Agreements or otherwise) in relation to the issue of Warrants and any Shares pursuant to this Warrant Instrument. Reference is made to Section 5.4 of this Warrant whereby Silicon Valley Bank shall transfer this Warrant to its parent company, SVB Financial Group.

SECTION 1. EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being subscribed for pursuant to such exercise as determined pursuant to Section 1.2 below (the “Subscription Price”). Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable shares determined in accordance with Section 1.2 below.

1.2 Exercise. On any exercise of this Warrant:

(a) if Holder does not elect in the applicable Notice of Exercise to effect that exercise pursuant to Section 1.2(b) below, the number of Shares to be issued by the Company pursuant to that exercise shall be the number of Shares specified in paragraph 1 of the applicable Notice of Exercise and the Subscription Price payable in respect of their exercise shall be the product of the Warrant Price multiplied by the number specified in paragraph 1 of the applicable Notice of Exercise; and

(b) if Holder does elect in the applicable Notice of Exercise to effect that exercise pursuant to this Section 1.2(b), the number of Shares to be issued by the Company pursuant to that exercise shall be calculated in accordance with the following formula:

X	=	Y(A-B)/A

where:

X	=	the number of Shares to be issued by the Company pursuant to that exercise;

Y	=	the number of Shares specified in paragraph 1 of the applicable Notice of Exercise;

A	=	the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B	=	the Warrant Price.

and the Subscription Price payable in respect of that exercise shall be the product of the then nominal value of a Share multiplied by the number of Shares specified in paragraph 1 of the applicable Notice of Exercise and notwithstanding the Shares are issued at nominal value, the Holder shall be deemed to have paid the relevant Warrant Price per Share for the purposes of calculating any distribution or share of sale or other proceeds in each case attributable to the Shares and to the other issued shares of the Class and for all other purposes.

1.3 Fair Market Value. If the Company’s ordinary shares are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Class is ordinary shares, the fair market value of a Share shall be the closing price or last sale price of an ordinary share of the Company reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s ordinary shares are then traded in a Trading Market and the Class is a series of the Company’s convertible preferred shares, the fair market value of a Share shall be the closing price or last sale price of an ordinary share of the Company’s reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company multiplied by the number of ordinary shares into which a Share is then convertible. If the Company’s ordinary shares are not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4 Delivery of Share Certificate and New Warrant. If the Shares are in certificated form, within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a share certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6 Treatment of Warrant Upon Acquisition of Company.

(a) Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the shareholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company shareholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any sale or other transfer by the shareholders of the Company of shares representing at least a majority of the Company’s then total outstanding combined voting power.

(b) Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s shareholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), either (i) Holder shall exercise this Warrant pursuant to Section 1.1 and/or 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire immediately prior to the consummation of such Acquisition.

(c) The Company shall provide Holder with written notice of its request relating to the Cash/Public Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash/Public Acquisition giving rise to such notice), which is to be delivered to Holder not less than seven (7) Business Days prior to the closing of the proposed Cash/Public Acquisition. In the event the Company does not provide such notice, then if, immediately prior to the Cash/Public Acquisition, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2(b) above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon such exercise to the Holder and Holder shall pay to the Company in the manner prescribed in Section 1.1 above an amount equal to the Subscription Price in respect of such exercise and be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof.

(d) Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(e) As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

1.7 Shares To Be Fully Paid. All Shares issued upon the exercise of this Warrant shall be validly issued and, subject to receipt by the Company of the aggregate Subscription Price for such Shares, fully paid, free of all liens, transfer taxes, charges and other encumbrances or restrictions on sale, except as set forth in any Lock-up Agreement that may be entered into by and between Holder and the Company’s underwriters.

1.8 Additional Shares.

(a) In the event that an IPO of the Company has not occurred, in addition to the right to purchase the Initial Shares granted to Holder on the Issue Date, on the Funding Date of each Term B Loan under the Loan Agreement, the Company shall be deemed to have automatically granted to Holder the right to purchase, in addition to the number of Initial Shares for which this Warrant can otherwise be exercised by Holder, at an exercise price per share equal to the Warrant Price, that number of additional Shares equal to (i) 0.0125 multiplied by (ii) the original principal amount of each such Term B Loan, divided by (iii) the Warrant Price (the “Non-IPO Additional Shares”). Capitalized terms used but not defined in this Section 1.8 shall have the meanings given to them in the Loan Agreement.

(b) In the event that an IPO of the Company has occurred, in addition to the right to purchase the Initial Shares granted to Holder on the Issue Date, on the Funding Date of each Term B Loan under the Loan Agreement, the Company shall (1) be deemed to have automatically granted to Holder the right to purchase, in addition to the number of Initial Shares for which this Warrant can otherwise be exercised by Holder, at an exercise price per share equal to the applicable warrant price set forth in the IPO Additional Warrant, that number of additional Shares equal to (i) 0.0125 multiplied by (ii) the original principal amount of each such Term B Loan, divided by (iii) the applicable warrant price set forth in the IPO Additional Warrant (the “IPO Additional Shares”; together with the Non-IPO Additional Shares, collectively, the “Additional Shares”) and (2) promptly execute and deliver to Holder an additional warrant in the form of Exhibit A attached hereto (the “IPO Additional Warrant”). Following the issuance of an IPO Additional Warrant, any future IPO Additional Shares shall be issued pursuant to Section 1.8 of such IPO Additional Warrant. Capitalized terms used but not defined in this Section 1.8 shall have the meanings given to them in the Loan Agreement.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1 Stock Dividends, Splits, Etc. If the Company declares, pays or makes a dividend or distribution or bonus issue on the issued shares of the Class payable in shares or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the issued shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares subscribable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the issued shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the issued shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3 Conversion of Preferred Shares. If the Class is a class and series of the Company’s convertible preferred shares, in the event that all outstanding shares of the Class are converted, automatically or by action of the holders thereof, into ordinary shares pursuant to the provisions of the Constitution, including, without limitation, in connection with the Company’s initial, underwritten public offering and sale of its ordinary shares pursuant to an effective registration statement under the Act (the “IPO”), then from and after the date on which all outstanding shares of the Class have been so converted, this Warrant shall be exercisable for such number of shares of ordinary shares into which the Shares would have been converted had the Shares been outstanding on the date of such conversion, and the Warrant Price shall equal the Warrant Price in effect as of immediately prior to such conversion divided by the number of shares of ordinary shares into which one Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

2.4 Adjustments for Diluting Issuances. Without duplication of any adjustment otherwise provided for in this Section 2, the number of ordinary shares issuable upon conversion of the Shares shall be subject to anti-dilution adjustment from time to time in the manner set forth in the Constitution as if the Shares were issued and outstanding on and as of the date of any such required adjustment.

2.5 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.6 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment and each reference in this Warrant to the Warrant Price, Class and/or number of Shares shall, unless expressly provided otherwise herein, be construed as a reference to the Warrant Price, Class and/or number of Shares respectively as adjusted in accordance with the terms of this Warrant.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a) The Company has full power and authority to execute and deliver this Warrant and to comply with the provisions of and perform its obligations under, this Warrant.

(b) The Company has taken all necessary action to authorise the execution, delivery and performance of this Warrant and this Warrant constitutes legal, valid and binding obligations enforceable against it.

(c) The execution of this Warrant and the performance by the Company of its obligations hereunder do not and will not conflict with its Constitution or law or regulation applicable to it.

(d) The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which shares of the Class were last sold and issued prior to the Issue Date hereof in an arms-length transaction in which at least $500,000 of such shares were issued

(e) All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance and payment of the Subscription Price, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under the Constitution or applicable federal and state securities laws and shall rank pari passu in all respects with all other Shares in issue on the date of such issuance and conform to the rights attached to such shares set out in the Constitution. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued share capital such number of shares of the Class, ordinary shares and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into ordinary shares or such other securities.

(f) The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.

(g) The Company has supplied the Holder(s) with the current constitution of the Company and any shareholders’ agreement (or similar) relating to the regulation of the Company’s affairs with its shareholders or which otherwise may affect the Warrant and a Holder’s subscription for Shares.

(h) The Company has obtained all relevant consents and waivers (in each case as may be requested under the Constitution or any other shareholders agreement to which the Company is a party) to enter into and perform its obligations under this Warrant Instrument.

3.2 Notice of Certain Events. If the Company proposes at any time to:

(a) Declare, pay or make any dividend, distribution or bonus issue upon the issued shares of the Class or as ordinary shares, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the issued shares of the Class any additional shares of any class or series of the Company’s share capital (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the issued shares of the Class;

(d) effect an Acquisition or to liquidate, dissolve or wind up; or

(e) effect an IPO;

then, in connection with each such event, the Company shall give Holder:

(1) at least seven (7) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above;

(2) in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event); provided that with respect to any renominalisation and/or consolidation of the share capital of the Company undertaken in connection with a proposed IPO, the Company shall also provide written notice of the final particulars of such renominalisation and/or consolidation as soon as reasonably practicable and in any event in advance of the effective time of such renominalisation and/or consolidation; and

(3) with respect to the IPO, at least seven (7) Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith.

Reference is made to Section 1.6(c) whereby this Warrant will be deemed to be exercised pursuant to Section 1.2(b) hereof if the Company does not give written notice to Holder of a Cash/Public Acquisition as required by the terms hereof. Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1 Acting for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6 Market Stand-off Agreement. Holder agrees that the Shares shall be subject to the Market Standoff provisions in Section 2.11 of the Investor Rights Agreement or similar agreement.

4.7 No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights or other rights as a shareholder of the Company until the exercise of this Warrant.

4.8 No Public Market. Holder understands that, as of the Issue Date, no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Shares.

SECTION 5. MISCELLANEOUS.

5.1 Term; Automatic Net Issuance Exercise Upon Expiration.

(a) Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Pacific time, on the Expiration Date and shall be void thereafter.

(b) Automatic Exercise upon Expiration. In the event that, upon the Expiration Date, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2(b) above as to all Shares (or such other securities) for which it shall not previously have been exercised, and, subject to receipt by the Company of the Subscription Price in respect of the Shares issuable pursuant to such exercise in accordance with Section 1.1, the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

5.2 Legends. Each certificate evidencing Shares (and each certificate evidencing the securities issued upon conversion of any Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO SUBSCRIBE FOR SHARES ISSUED BY THE ISSUER TO SILICON VALLEY BANK DATED APRIL 27, 2018, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3 Compliance with Securities Laws on Transfer. Except in connection with the transfer contemplated in the first sentence of Section 5.4 below, this Warrant and the Shares issued upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to SVB Financial Group (Silicon Valley Bank’s parent company) or any other affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4 Transfer Procedure. After receipt by Silicon Valley Bank of the executed Warrant, Silicon Valley Bank will transfer all of this Warrant to its parent company, SVB Financial Group. By its acceptance of this Warrant, SVB Financial Group hereby makes to the Company each of the representations and warranties set forth in Section 4 hereof and agrees to be bound by all of the terms and conditions of this Warrant as if the original Holder hereof. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, SVB Financial Group or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee other than SVB Financial Group shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant. Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, or any shares or other securities issued upon any conversion of any Shares issued upon any exercise hereof, to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

5.5 Warrant Register. The Company will maintain a register in respect of this Warrant on which shall be entered the name(s) and addresses(s) of the Holders and the particulars of this Warrant held by them and of all cancellations and transfers (in accordance with Section 5.4 above) and exercise of this Warrant.

5.6 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.6. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

SVB Financial Group

Attn: Treasury Department

3003 Tasman Drive, HA 200

Santa Clara, CA 95054

Telephone: 408-654-7400

Facsimile: 408-496-2405

Email: warradmi@svb.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Iterum Therapeutics Public Limited Company

200 West Monroe, Suite 1575

Chicago, IL 60606

Attn:

Telephone:

Facsimile:

Email:

With a copy (which shall not constitute notice) to:

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, WA 98101-1355

Attn: Alan Hambelton and Colleen Burns

Telephone: (206)-452-8700

Facsimile: (206)-452-8800

Email: ahambelton@cooley.com and cburns@cooley.com

5.7 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.8 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.9 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

5.11 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.12 Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which Silicon Valley Bank is closed.

5.13 Rights as Shareholders Information. No holder of this Warrant, as such shall be entitled to vote or receive dividends or be deemed the holder of ordinary shares or series preferred shares which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

5.14 Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

5.15 Any modification to this Warrant Instrument may be effected only by deed executed by the Company and with the prior sanction of Holder Consent.

5.16 All or any of the rights for the time being attached to the Warrants (including the Subscription Rights) may from time to time (whether or not the Company is being wound up) be altered or abrogated with the prior sanction of Holder Consent and with the consent of the Company.

[Remainder of page left blank intentionally]

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Subscribe for Shares to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

SIGNED AND DELIVERED as a Deed for and on behalf of ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY by its lawfully appointed attorney

Judy Matthews		/s/ Judy Matthews
(Print Name)
ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY
In the presence of:
by its attorney, Judy Matthews
(Print Name)

/s/ Benjamin Pe
(Witness’ Signature)

Benjamin Pe
(Witness’ Name)

200 S. Wacker Dr. Ste. 650 Chicago, IL 60606
(Witness’ Address)

VP. Operations

“HOLDER”

SILICON VALLEY BANK

By:	/s/ Katrina Van Gasse

Name:	Katrina Van Gasse
(Print)
Title:	Vice President

[Signature Page to Warrant to Subscribe for Shares- SVB]

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned Holder hereby exercises its right to subscribe for                      shares of the Ordinary/Series B-2 Preferred [circle one] shares of Iterum Therapeutics Public Limited Company (the “Company”) in accordance with the attached Warrant To Subscribe for shares, and tenders payment of the aggregate Warrant Price for such shares as follows:

☐ check in the amount of $             payable to order of the Company enclosed herewith

☐ Wire transfer of immediately available funds to the Company’s account

☐Net issuance Exercise pursuant to Section 1.2(b) of the Warrant Instrument

☐ Other [Describe]

2. If the Shares are in certificated form, please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Subscribe for shares as of the date hereof.

HOLDER:

By:

Name:

Title:

Date:

SCHEDULE 1

Company Capitalization Table

See attached

EXHIBIT A

Form IPO Additional Warrant

See attached